Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224308) of our report dated June 26, 2025 relating to the financial statements of Four Seasons Education (Cayman) Inc. appearing in this Annual Report on Form 20-F for the year ended February 28, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

June 26, 2025